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                                                                   EXHIBIT 99(B)
                             DATAPOINT CORPORATION                [COMMON STOCK]
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders (the "Annual Meeting") of Datapoint Corporation, a Delaware corporation ("Datapoint"), to be held on December 10, 1996 at The University Club, One West 54th Street, New York, New York at 9:00 a.m., local time, and at any adjournment thereof and the Proxy Statement/Prospectus in connection therewith (the "Proxy Statement/Prospectus") and (2) appoints Gerald
N. Agranoff and Phillip P. Krumb and each of them, his proxies with full power of substitution for and in the name, place, and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock, $1.00 par value (the "Common Stock"), of Datapoint, standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the Annual Meeting and at any adjournments or postponements thereof.
    The board of directors recommends a vote FOR the items listed below.
    The undersigned directs that his proxy be voted as follows:

(1) The nominees for election of directors by Holders of Common Stock are Gerald
    N. Agranoff, Asher B. Edelman, Irving J. Garfinkel, Daniel R. Kail, Didier
    M. M. Ruffat and Blake D. Thomas.
/ / FOR all nominees except as marked below        / / WITHHOLD AUTHORITY for
all nominees

(INSTRUCTION: to withhold authority to vote for one or more nominees, mark FOR above and print the name(s) of the person(s) with respect to whom you wish to withhold authority to vote in the space provided below.)
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(2) Approval and Adoption of an Amendment to the Company's Certificate of
    Incorporation which would reclassify and change each share of Preferred Stock into 3.25 shares of Common Stock.
          FOR    / /                AGAINST    / /                ABSTAIN    / /

(3) Proposal to ratify the appointment of Ernst and Young LLP, Certified Public Accountants, as Datapoint's Independent Auditors for Fiscal Year 1997.
          FOR    / /                AGAINST    / /                ABSTAIN    / /

(4) Approval and Adoption of the 1996 Director Stock Option Plan.
          FOR    / /                AGAINST    / /                ABSTAIN    / /

(5) Approval and Adoption of the 1996 Employee Stock Option Plan.
          FOR    / /                AGAINST    / /                ABSTAIN    / /
    In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

  THIS PROXY SHOULD BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE,
              THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

                           (Please see reverse side)
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    The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the Common Stock and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.

    If one or more of the proxies named shall be present in person or by substitute at the Annual Meeting or at any adjournments or postponements thereof, the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.
                                         Date: ___________________________, 1996
                                         _______________________________________
                                                Signature of Stockholder
                                         _______________________________________
                                                Signature if held jointly

    Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.